The Board of Trustees
BJB Investment Funds:

We have examined the accompanying description of the operations and control procedures of the BJB Investment Funds (Funds), entitled Procedures for Multiple Class Distribution and Calculation of Net Asset Value and Dividend/Distribution Determination (Control Procedures). Our examination included procedures to obtain reasonable assurance about whether (1) the accompanying description presents fairly, in all material respects, the Fund's Control Procedures, (2) the Control Procedures in the description were suitably designed to achieve the control objectives specified in the description, if those Control Procedures were complied with satisfactorily, and (3) such Control Procedures had been placed in operation as of October 31, 1995. The control objectives were specified by the Funds. Our examination was performed in accordance with standards established by the American Institute of Certified Public Accountants and included those procedures we considered necessary in the circumstances to obtain a reasonable basis for rendering our opinion.

In our opinion, the accompanying description presents fairly, in all material respects, the relevant aspects of the Funds' Control Procedures that had been placed in operation as of October 31, 1995. Also, in our opinion, the policies and procedures, as described, are suitably designed to provide reasonable assurance that the specified control objectives would be achieved if the described Control Procedures were complied with satisfactorily.

In addition to the procedures we considered necessary to render our opinion as expressed in the previous paragraph, we applied tests to policies and procedures to obtain evidence about their effectiveness in meeting the control objectives during the period from November 1, 1994 to October 31, 1995. In our opinion, the policies and procedures that were tested as described in the Control Procedures were operating with sufficient effectiveness to provide reasonable, but not absolute, assurance that the control objectives specified were achieved during the period from November 1, 1994 to October 31, 1995.

The description of the Funds' Control Procedures is as of October 31, 1995, and information about tests of the operating effectiveness of specified procedures covers the periods described in the above paragraph. Any projection of such information to the future is subject to the risk that, because of change, the description may no longer portray the system in existence. The potential effectiveness of specified policies and procedures is subject to inherent limitations and accordingly, errors or irregularities may occur and not be detected. Furthermore, the projection of any conclusions, based on our findings, to future periods is subject to the risk that changes may alter the validity of such conclusions.

This report is intended solely for the use of management of the Funds and the Securities and Exchange Commission as it relates to the annual reporting required under the order granted under Section 6(c) of the Investment Company Act of 1940 for an exemption from the provisions of Section 18(f), 18(g) and 18(i) of such Act and Rule 22c-1 thereunder and should not be used for any other purpose.


KPMG Peat Marwick LLP

December  8, 1995

      PROCEDURES FOR MULTIPLE CLASS DISTRIBUTION AND CALCULATION OF NET
             ASSET VALUE AND DIVIDEND/DISTRIBUTION DETERMINATION

Description of the System

The Fund has implemented a plan which allows the issuance of separate classes of shares under a Multiple Class Distribution System (the "System").

The System enables the Fund to offer shares for purchase by the public:

Class A Shares -    with an initial sales charge, subject to a fee pursuant to a distribution plan adopted in accordance with Rule 12b-1 under the Investment Company Act of 1940 ("12b-1 Plan"); and

Class B Shares -    without an initial sales charge, subject to a fee pursuant to a distribution plan adopted in accordance with Rule 12b-1.

Currently, the Class A and B shareholders pay a service fee to the distributor pursuant to the Funds' 12b-1 Plan at annual rates of up to 0.25% and 0.75% of
their respective aggregate average daily net assets.   In addition, Class B
shareholders pay an annual distribution fee at an annual rate up to 0.25% of the aggregate average daily net assets. The Class A and B shares of the Funds have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except as set forth below:

  o  each class has a different designation;

  o  each class has different sales charges;

  o each class of shares offered in connection with a 12b-1 Plan bears the expense of the payments with respect to such class;

  o each class of shares bears other class expenses, if any, specifically attributable to a particular class limited to: (a) transfer agent fees directly attributable to a specific class; (b) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders;
     (c) litigation or other legal expenses relating solely to one class of shares; and (d) Trustees' fees incurred as a result of issues relating to one class of shares;

  o only the holders of the shares of the class involved are entitled to vote on matters pertaining to their respective 12b-1 Plan (for example, with respect to the adoption, amendment or termination of the 12b-1 Plan in accordance with the procedures set forth in Rule 12b-1); and

  o  each class has different exchange privileges.


Net Asset Value and Dividend/Distribution Determination

      PROCEDURES FOR MULTIPLE CLASS DISTRIBUTION AND CALCULATION OF NET
             ASSET VALUE AND DIVIDEND/DISTRIBUTION DETERMINATION

The Funds maintain records that account for all classes of shares. The Class A and B shares are charged with a fee pursuant to their respective 12b-1 Plan on a daily basis. Thus, a separate Net Asset Value ("NAV") and dividends, if available, are calculated for each class of shares. Prior to determining the daily NAV or dividends, income and expense items are allocated to each class of shares.

Investment income and unrealized and realized gains or losses are allocated daily to each class of shares based on the percentage of net assets. Such balances are accumulated by class of shares.

On a daily basis, expenses are attributable to each class of shares depending on the nature of the expenditures. These expenditures fall into two categories:
(1) expenses attributable to all classes that are allocated based on net assets at the beginning of the day (e.g., legal, audit, etc.), and (2) certain expenses that have a different cost for one class versus the others (e.g., 12b-1 fees) which are allocated to specific classes. The following expense items are calculated as indicated:

Management Fees     Multiply the beginning of the day's net assets for the
                    Funds by the daily factor based on the annual approved fee rate. The net assets used will be based on the combined net assets of all classes of shares (i.e., the total net assets of the Funds). The daily amount calculated is allocated among classes based on their respective proportion to total combined net assets.

12b-1 Fees          Calculate the current day's accrual by multiplying the
                    beginning of the day's net assets for each respective class of shares by the daily factor based on the annual approved fee rate.

All Other Expenses  Determine the daily accrual from Fund level expense budget and allocate to each respective class of shares (for common expenses). Common expenses are allocated among classes based on their respective proportion to total combined net assets and class specific expenses are allocated to each specific class.

Internal Control Objectives

In designing accounting procedures and controls regarding the allocation of income and expenses and the calculation of NAV and dividends and distributions for the respective classes of shares, the following objectives must be met:

1. Control policies and procedures provide reasonable assurance that class specific expenses incurred by each class of shares are allocated appropriately to each respective shares;

2. Control policies and procedures provide reasonable assurance that investment income, common operating expenses, and realized and unrealized capital gains and losses are allocated appropriately to each class of shares; and

      PROCEDURES FOR MULTIPLE CLASS DISTRIBUTION AND CALCULATION OF NET
             ASSET VALUE AND DIVIDEND/DISTRIBUTION DETERMINATION

3. Control policies and procedures provide reasonable assurance that dividend rates and daily NAV per share for each class of shares reflect the appropriate allocation of investment income, operating expenses and realized and unrealized capital gains and losses, including the appropriate amount of any class specific expenses charged to each respective class of shares.

Control Policies and Procedures

Set forth below are the control policies and procedures which have been implemented to satisfy the objectives described above. These policies and procedures presume that the normal control policies and procedures remain in effect at United Advisors, Inc., the Funds' transfer agent, and at the Funds, for all other daily fund accounting.

Presented as Exhibit I is an example of the daily calculation (the "Allocation Worksheet") which is produced for each class of shares, regardless of their dividend policy, to assist in pricing the Funds.

The primary purpose of the Allocation Worksheet is to compute the allocation percentages by class and to apply such percentages to the various components of the daily net investment income (except for expenses directly attributable to a particular class) and realized/unrealized gains/losses, and to assist in the determination of distributable net investment income and net realized gain and loss amounts. Additionally, the Allocation Worksheet allocates information from the Fund-level trial balance to arrive at the day's ending balances for each class.

The Allocation Worksheet will be maintained for the Funds in total and by class in order to compute each class's NAV. The Allocation Worksheet also includes a calculation of each class's NAV and acts as an additional verification procedure.

Objectives:

1.  Class-level expenses are allocated to the correct class of shares.

2. Income, fund-level expenses and realized/unrealized gains/losses are allocated properly to each class.

3.  Dividend rates and daily per share NAVs for each class of shares reflect the proper allocation of income, expenses, and gain/loss amounts, including the proper amount of class-level expenses charged to each class of shares.

Control Procedures:

1. Class-level expenses are determined by rates ("12b-1 fees"). The rates for the 12b-1 fees are input into the Allocation Worksheet by the fund accountant. The Allocation Worksheet input is verified by a second individual.

      PROCEDURES FOR MULTIPLE CLASS DISTRIBUTION AND CALCULATION OF NET
             ASSET VALUE AND DIVIDEND/DISTRIBUTION DETERMINATION

2. Fund-level income, expenses and gains/losses are input into the total fund column of the Allocation Worksheet. The class-level allocation of fund-level income, expenses and gains/losses is calculated by the Allocation Worksheet based on the allocation percentages. The Allocation Worksheet input is verified by a second individual.

3. In order to calculate the allocation percentages the capital stock activity is reported by the transfer agent for each class on a trade date plus one basis. Information reported to the fund accountant by the transfer agent includes share and dollar opening balances, activity for the day, and closing balances. Control procedures within the transfer agent function are not included in this exhibit.

4. From the Allocation Worksheet the sum of each class's net assets, shares outstanding, net investment income, expenses, and gains/losses is agreed daily to the trial balance for the Fund.

5. Net assets used for allocation for each class are compared to the prior day's ending balance on the Allocation Worksheet adjusted for the day's activity (shares outstanding for each class are compared to daily summary sheets received from the transfer agent).

6. Relative amounts of NAV are checked by the fund accountant and supervisor for reasonableness against anticipated differences.

7. Performance of the above procedures is evidenced by the fund accountant and supervisor initialing the daily net asset value calculations on the Allocation Worksheet.

      PROCEDURES FOR MULTIPLE CLASS DISTRIBUTION AND CALCULATION OF NET
             ASSET VALUE AND DIVIDEND/DISTRIBUTION DETERMINATION

Financial Statement Disclosure

Statements of Assets and Liabilities

  o Assets, liabilities and net assets will be disclosed on a combined basis. The composition of net assets will be presented as follows:

     Net assets consist of:

        Undistributed net investment income                    $_______

        Accumulated net realized gains (losses)                 _______

        Unrealized appreciation (depreciation) on investments   _______

        Par value                                               _______

        Paid in capital in excess of par value                  _______

     Net assets                                                $_______

  o  Net asset value per share data will be presented for each class.

        Net asset value:

        Class A Shares
        Net asset value and redemption price per share         $_______


Statement of Operations

  o A standard reporting format on a combined basis will be utilized with the addition of explicit disclosures on class specific expenses for distribution and shareholder servicing fees.

Statements of Changes in Net Assets

  o A standard reporting format on a combined basis will be utilized with the addition of explicit disclosure of dividends and distributions paid to each class and transactions in fund shares for each class.

Financial Highlights

      PROCEDURES FOR MULTIPLE CLASS DISTRIBUTION AND CALCULATION OF NET
             ASSET VALUE AND DIVIDEND/DISTRIBUTION DETERMINATION

  o For each of the required reporting periods, various per share data and ratios (except for portfolio turnover which is calculated at the fund level) will be shown for each class.

Notes to Financial Statements

In addition to the standard footnotes, the notes to the financial statements will include additional disclosure as follows:

  o  Footnote describing each class of shares and their respective attributes.

  o Footnote describing the distribution agreements will incorporate data on each class's 12b-1 fee arrangements ("Services Plan") including the amounts earned by the distributor for the period.

  o Footnote disclosing the transactions in fund shares will include the appropriate information for each class of shares for the most recent period and the prior year.

                                                                    Exhibit 1
                             ALLOCATION WORKSHEET

                                              Total
                                              Fund      Class A      Class B
                                              ----      -------      -------

1.  Prior Day NAV per share               $              xx.xxxx      xx.xxxx

2.  Shares outstanding prior day            x,xxx.xx    x,xxx.xx     x,xxx.xx
3.  Capital share activity (shares)         x,xxx.xx    x,xxx.xx     x,xxx.xx
4.  Adjusted shares outstanding             x,xxx.xx    x,xxx.xx     x,xxx.xx
5.  Adjusted net assets                   $ x,xxx.xx    x,xxx.xx     x,xxx.xx

6.  Percentage net assets by class             xx.xx%      xx.xx%       xx.xx%

7.  Gross investment income (1)           $ x,xxx.xx    x,xxx.xx     x,xxx.xx

8.  Management fee(1)                      (x,xxx.xx)  (x,xxx.xx)   (x,xxx.xx)
9.  12b-1 fee(2)                           (x,xxx.xx)  (x,xxx.xx)   (x,xxx.xx)
10. Other expenses(1)                      (x,xxx.xx)  (x,xxx.xx)   (x,xxx.xx)

11. Total expenses                         (x,xxx.xx)  (x,xxx.xx)   (x,xxx.xx)

12. Daily net investment income             x,xxx.xx    x,xxx.xx     x,xxx.xx

13. Dividend from net investment income    (x,xxx.xx)  (x,xxx.xx)   (x,xxx.xx)

14. Undistributed net income (daily)        x,xxx.xx    x,xxx.xx     x,xxx.xx

15. Capital stock activity (dollars)        x,xxx.xx    x,xxx.xx     x,xxx.xx
16. Capital gain distribution (dollars)    (x,xxx.xx)  (x,xxx.xx)   (x,xxx.xx)
17. Realized gain/(loss)(1)                 x,xxx.xx    x,xxx.xx     x,xxx.xx

18. Subtotal for daily net asset change     x,xxx.xx    x,xxx.xx     x,xxx.xx

19. Unrealized gain/(loss)(1)               x,xxx.xx    x,xxx.xx     x,xxx.xx

20. Daily net asset change                  x,xxx.xx    x,xxx.xx     x,xxx.xx

21. Prior day net assets                    x,xxx.xx    x,xxx.xx     x,xxx.xx

22. Current day net assets                  x,xxx.xx    x,xxx.xx     x,xxx.xx

23. NAV per share                                       xx.xxxxx     xx.xxxxx
24. Maximum sales load                                     xx.xx%
23. Offering price per share(3)                         xx.xxxxx

(1)  Allocation based upon the percentage of net assets per share class.
(2) Allocation based upon the service fee percentage for each class participating in the service plan.
(3) Effective September 19,1995, Class A shares discontinued sales charges on purchases of shares.

                                                                    Exhibit 1
                                                                  (continued)
                             CALCULATION SUMMARY

                           For Allocation Worksheet

1.  Prior day NAV per share          Prior day's net asset value by class;
                                     obtained from the prior day's Allocation
                                     Worksheet.

2.  Shares outstanding prior day     Prior day's shares outstanding by class;
                                     obtained from prior day's Allocation
                                     Worksheet.

3.  Capital share activity (shares)  Capital share activity by class (in shares); obtained from the transfer
                                     agent's daily capital share activity
                                     report.

4.  Adjusted shares outstanding      Current day's shares outstanding by
                                     class; sum of lines 2 and 3.

5.  Adjusted net assets              Current day's adjusted net assets by
                                     class; line 1 multiplied by line 4.

6.  Percentage net assets by class   Current day's percentage of net assets by
                                     class; class adjusted net assets divided by total fund adjusted net assets.

7.  Gross investment income          Current day's gross investment income;
                                     total fund amount obtained from trial
                                     balance; class amounts allocated based on class net asset percentages (line 6).

8.  Management fee                   Current day's management fee; total fund
                                     amount obtained from trial balance; class amounts allocated based on class net asset percentages (line 6).

9.  12b-1 fee                        Current day's 12b-1 fee; class adjusted
                                     net assets multiplied by rate applicable to respective classes.

10. Other expense                    Current day's other allocated expenses;
                                     total fund amount obtained from trial
                                     balance; class amounts allocated based on class net asset percentages (line 6).

11. Total expenses                   Current day's total expenses by class;
                                     sum of lines 8 to 10.

12. Daily net investment income      Current day's net investment income by
                                     class; line 7 less line 11.

                                                                    Exhibit 1
                                                                  (continued)
                             CALCULATION SUMMARY

                           For Allocation Worksheet

13. Dividend from net investment income  Current day's dividend from net investment income; calculated by
                                         funds' management, ratified by funds'
                                         trustees and recorded on ex-dividend
                                         date.

14. Undistributed net income (daily)     Current day's net investment income
                                         not distributed by class; line 12
                                         less line 13.

15. Capital share activity (dollars)     Capital share activity by class (in
                                         dollars) obtained from the transfer
                                         agent's daily capital share activity
                                         report.

16. Capital gain distribution            Current day's distributions from
                                         realized capital gains; calculated by
                                         funds' management, ratified by funds'
                                         trustees and recorded on ex-dividend
                                         date.

17. Realized gain/(loss)                 Current day's realized gain/(loss);
                                         total fund amount obtained from trial
                                         balance; class amounts allocated based
                                         on class net asset percentages
                                         (line 6).

18. Subtotal for daily net asset change  Current day's change in net assets by class excluding current day's change
                                         in unrealized gain/(loss); sum of
                                         lines 14 to 17.

19. Unrealized gain/(loss)               Current day's unrealized gain/(loss);
                                         total fund amount obtained by
                                         subtracting prior day's unrealized
                                         gain/(loss) from current day's
                                         unrealized gain/(loss); class amounts
                                         allocated based on class net asset
                                         percentages (line 6).

20. Daily net asset change               Current day's change in net assets by
                                         class; line 18 plus line 19.

21. Prior day's net assets               Prior day's net assets by class;
                                         obtained from prior day's Allocation
                                         Worksheet.

22. Current day's net assets             Current day's net assets by class;
                                         line 20 plus line 21.

23. NAV per share                        Current day's NAV per share by class;
                                         line 22 divided by line 4.

24. Maximum sales load                   Sales load by class; obtained from
                                         funds' prospectus (if applicable).

                                                                    Exhibit 1
                                                                  (continued)
                             CALCULATION SUMMARY

                           For Allocation Worksheet

25. Offering price per share             Current day's offering price per share
                                         by class; line 23 divided by one minus
                                         line 24 (if applicable).

                                                                    Exhibit II
                             BJB INVESTMENT FUNDS

 Tests of Effectiveness of the Procedures for Multiple Class Distribution and
      Calculation of Net Asset Value Dividend/Distribution Determination

Control Objectives            Control Procedures                    Test of Procedures                           Results
------------------            ------------------                    ------------------                           -------
1. Class-level          1. Class-level expenses are         1.  KPMG recalculated for the days        No exceptions were noted as a
   expenses are            determined by  rates                 selected, the 12b-1 fees for each     result of the procedures
   allocated to the        ("12b-1 fee").  The rates for        class and agreed the result to the    performed.
   correct class           the 12b-1 fee are input into         Allocation Worksheet.
   of shares.              the Allocation Worksheet by
                           the fund accountant. The
                           Allocation Worksheet input is
                           verified by a second individual.

2. Income fund-level    1. Fund-level income, expenses and  1a. KPMG recalculated the total           No exceptions were noted as a
   expenses and            gains/losses are input  into         percentage of assets by class for     result of the procedures
   realized/unrealized     the total fund column of the         each of the days chosen by            performed.
   gains/losses are        Allocation Worksheet. The            dividing each class's net assets
   allocated properly      class-level action of fund-level     by the total fund net assets
   to each class.          income, expenses and                 for the day.
                           gains/losses is calculated by
                           the Allocation Worksheet based   1b. KPMG recalculated, for the days
                           on the allocation percentages.       selected, the daily fund-level
                           The Allocation Worksheet input       income, expenses and gains/losses
                           is verified by a second              allocated to each class based
                           individual.                          upon the total percentage for
                                                                each class tested in step 1a.
                                                                above.

                        2. In order to calculate the        2a. On a test basis, for the days         No exceptions were noted as a
                           allocation percentages the           selected, KPMG obtained the daily     result of the procedures
                           capital stock activity is            capital share activity reports        performed.
                           reported by the transfer agent       received from the transfer agent.
                           for each class on a trade-date       We agreed the capital stock shares
                           plus one basis. Information          and dollars to the change in dollars
                           reported to the fund accountant      in net assets per the Allocation
                           by the transfer agent includes       Worksheet.
                           share and dollar opening
                           balances, activity for the day   2b. We obtained the daily capital share
                           and closing balances.  Control       activity reports from the transfer
                           procedures within the transfer       agent for the days selected and
                           agent function are not included      agreed the daily net capital stock
                           in this exhibit.                     activity for each class to the
                                                                change in net assets from the prior
                                                                day's Allocation Worksheet.

                        3. From the Allocation Worksheet    3.  KPMG agreed daily income and          No exceptions were noted as a
                           the sum of each class's net          expenses for the Fund for the days    result of the procedures
                           assets, shares outstanding, net      selected to the Fund's trial          performed.
                           investment income, expenses,         balance.  The trial balance is the
                           and gains/losses is agreed           primary accounting system for
                           daily to the trial balance for       interim periods.
                           the Fund.

                        4. Net assets used for allocation   4.  KPMG obtained the prior day's         No exceptions were noted as a
                           for each class are compared to       Allocation Worksheet and agreed the   result of the procedures
                           the prior day's ending balance       prior day's net assets by class to    performed.
                           on the Allocation Worksheet          the current day's Allocation
                           adjusted for the day's activity      Worksheet adjusted for the day's
                           (shares outstanding for each         capital share activity.
                           class are compared to daily
                           summary sheets received from the
                           transfer agent).

                        5. Relative movements of NAV are    5.  KPMG reviewed the Allocation          No exceptions were noted as a
                           checked by the fund accountant       Worksheet for the days selected and   result of the procedures
                           and supervisor for                   observed that the fund accountant     performed.
                           reasonableness against               and supervisor initialed the daily
                           anticipated differences.             net asset value calculations on the
                                                                Allocation Worksheet.

                                                                    Exhibit II
                             BJB INVESTMENT FUNDS

 Tests of Effectiveness of the Procedures for Multiple Class Distribution and
      Calculation of Net Asset Value Dividend/Distribution Determination

Control Objectives            Control Procedures                    Test of Procedures                           Results
------------------            ------------------                    ------------------                           -------
3. Dividend rates and   1. Performance of the above         1. KPMG reviewed the Allocation           No exceptions were noted as a
   daily per share         procedure is evidenced by the       Worksheet for the days selected        result of the procedures
   NAVs for each           fund accountant and supervisor      and observed that the fund             performed.
   class of shares         initialing the daily net asset      accountant and supervisor
   reflect the proper      value calculations of the           initialed the daily net asset
   allocation of           Allocation Worksheet.               value calculations on the
   income, expenses,                                           Allocation Worksheet.
   and gain/loss
   amounts, including
   the proper amount of
   class-level expenses
   charged to each
   class of shares.
